Exhibit 99.1
DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Scott Schroeder	Kate Deck
216-755-5500	216-755-5500
sschroeder@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.25 FOR THE QUARTER ENDED
SEPTEMBER 30, 2010 BEFORE NON-OPERATING ITEMS
BEACHWOOD, OHIO, October 25, 2010 — Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2010.
SIGNIFICANT THIRD QUARTER ACTIVITY
•	Reported operating FFO of $0.25 per diluted share before non-operating items

•	Executed a Company record 503 total leases for 2.9 million square feet as compared to 477 total leases in the second quarter of 2010 and 433 total leases in the third quarter of 2009

•	Increased the core portfolio leased rate to 92.0% at September 30, 2010 from 91.6% at June 30, 2010 and 90.9% at September 30, 2009

•	Improved the spread on new leases to +6.9% and renewals to +4.5% for a blended overall spread of +5.0%, which compares to a blended spread of +3.9% in the second quarter of 2010

•	Reported Same Store Net Operating Income growth of 2.0% as compared to an increase of 1.5% in the second quarter of 2010 and a decrease of 4.1% in the third quarter of 2009

•	Issued $300 million aggregate principal amount of senior unsecured notes due September 2020

•	Reduced consolidated indebtedness by nearly $242.7 million to $4.4 billion at September 30, 2010

•	Invested $58.3 million in loans secured by prime shopping centers

•	Issued 5.1 million common shares for $58.3 million

•	Sold $76.7 million of non-prime assets, including joint venture partners’ share

•	In October 2010, refinanced unsecured credit facilities and extended the maturity to February 2014
“Our third quarter operating results illustrate our continued focus and execution of strategic objectives. Specifically, the leasing momentum experienced in our portfolio has resulted in base rent and same store NOI growth as well as occupancy gains. Non-prime asset sales, further deleveraging of our balance sheet, the renewal of our unsecured line of credit and overall extension of our debt maturity profile also contributed to our considerable progress,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS
The Company’s third quarter operating Funds From Operations (“FFO”) was $63.2 million, or $0.25 per diluted share, before $26.1 million of net charges. For the nine-month period ended September 30, 2010 the Company reported operating FFO of $193.4 million, or $0.77 per diluted share, before $160.7 million of net charges.
The charges and gains, primarily non-cash, for the periods ended September 30, 2010, are summarized as follows (in millions):

	Three Months	Nine Months
Non-cash impairment charges — consolidated assets	$5.1	$78.2
Less portion of impairment charges allocated to non-controlling interests	—	(31.2)
Executive separation charge	—	2.1
Gain on debt retirement, net	(0.3)	(0.3)
Non-cash loss on equity derivative instruments related to Otto investment	11.3	14.6
Litigation, debt extinguishment costs and other expenses, net of tax	3.9	16.0
Loss on asset sales and impairment charges — equity method investments	3.0	6.4
Consolidated loss on sales and impairment charges — discontinued operations	7.3	75.3
Gain on deconsolidation of interests, net	(5.2)	(5.2)
FFO associated with Mervyns joint venture, net of non-controlling interest	1.0	4.8

	$26.1	$160.7

FFO applicable to common shareholders for the three-month period ended September 30, 2010, including the above net charges, was $37.1 million, or $0.14 per diluted share, which compares to a FFO loss of $90.1 million, or $0.54 per diluted share, for the prior-year comparable period.
FFO applicable to common shareholders for the nine-month period ended September 30, 2010, including the above net charges, was $32.7 million, or $0.13 per diluted share, which compares to a FFO loss of $116.6 million, or $0.80 per diluted share, for the prior-year comparable period. The increase in FFO for both the three- and nine-month periods ended September 30, 2010, is primarily the result of a decrease in impairment-related charges, gain on debt retirement and the equity derivative adjustment associated with the Otto investment.
Net loss applicable to common shareholders for the three-month period ended September 30, 2010, was $24.9 million, or $0.10 per diluted share, which compares to a net loss of $148.4 million, or $0.90 per diluted share, for the prior-year comparable period.
Net loss applicable to common shareholders for the nine-month period ended September 30, 2010, was $156.8 million, or $0.65 per diluted share, which compares to a net loss of $308.7 million, or $2.11 per diluted share, for the prior-year comparable period. The decrease in net loss for both the three- and nine-month periods ended September 30, 2010, is primarily due to the same factors impacting FFO for the comparable periods.

LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended September 30, 2010, highlight continued strong leasing activity throughout the portfolio, including a Company record for executed deals:
•	Executed 191 new leases aggregating approximately 1.0 million square feet and 312 renewals aggregating approximately 1.9 million square feet. In total, the Company executed approximately 2.9 million square feet of leases.

•	Total portfolio average annualized base rent per occupied square foot, excluding assets in Brazil, as of September 30, 2010 was $12.44, as compared to $12.50 at September 30, 2009. Including the Brazil portfolio, total portfolio average annualized base rent per occupied square foot as of September 30, 2010 was $13.26, as compared to $12.82 at September 30, 2009.

•	The core portfolio leased rate was 92.0% as of September 30, 2010, as compared to 90.9% at September 30, 2009. The core portfolio and the Brazil portfolio leased rate was 92.2% at September 30, 2010.

•	On a cash basis, including the Brazil portfolio, rental rates for new leases increased by 6.9% over prior rents and renewals increased by 4.5% as compared to an increase of 6.0% and 3.9%, respectively, for the U.S.-portion of the portfolio. On a blended basis, including the Brazil portfolio, leasing spreads increased by 5.0% during the quarter as compared to an increase of 4.3% for the U.S.-portion of the portfolio. The increase in leasing spreads for new leases marks an improvement from the increase of 3.9% for the portfolio reported in the second quarter of 2010.

•	Same store net operating income (“NOI”) increased 2.0% for the three-month period ended September 30, 2010 over the prior-year comparable period.
DISPOSITIONS
The Company sold 11 consolidated shopping centers, aggregating approximately 0.7 million square feet, in the third quarter of 2010, generating gross proceeds of approximately $48.9 million. The Company recorded an aggregate net gain of approximately $0.9 million related to asset sales in the third quarter.
In the third quarter of 2010, one of the Company’s joint ventures sold a shopping center, aggregating approximately 0.4 million square feet, generating gross proceeds of approximately $27.2 million. The joint venture recorded an aggregate net loss of approximately $13.3 million related to the asset sale in the third quarter of which the Company’s proportionate share was approximately $2.8 million.
CAPITAL MARKETS ACTIVITIES
In October 2010, the Company entered into a new unsecured credit facility arranged by JP Morgan Chase Bank, N.A. and Wells Fargo Bank, N.A. The size of the facility was reduced to $950 million with an accordion feature up to $1.2 billion. In addition, the Company also entered into a new $65 million unsecured credit facility with PNC Bank, N.A. Both facilities mature in February 2014. The Company’s borrowings under these facilities bear interest at variable rates based on LIBOR plus 275 basis points and as determined by the Company’s current corporate credit ratings from Moody’s and S&P.
In October 2010, the Company amended its secured term loan with KeyBank National Association to conform the covenants to the new revolving credit facility provisions and repaid $200 million of the outstanding balance.

In September 2010, the Company sold approximately 5.1 million of its common shares through its continuous equity program, generating gross proceeds of $58.3 million. Proceeds from the equity issuance were used to fund $58.3 million of investments in loans secured by prime shopping centers.
In August 2010, the Company issued $300 million, aggregate principal amount of 7.875% senior unsecured notes due September 2020. Proceeds from the offering were used to repay amounts outstanding on the Company’s unsecured credit facilities.
2010 GUIDANCE
There is no change in guidance since the last update provided on April 22, 2010. The Company continues to estimate operating FFO for the year of $1.00-$1.05 per diluted share.
NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net (loss) income to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended September 30, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.
ABOUT DEVELOPERS DIVERSIFIED REALTY CORPORATION
Developers Diversified owns and manages approximately 590 retail operating and development properties in 41 states, Brazil, Canada and Puerto Rico. Totaling more than 134 million square feet, the Company’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls in and around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, October 26, 2010 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.730.5764 (domestic), or 857.350.1588 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 27714456. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 26, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues:
Minimum rents (A)	$133,549	$130,938	$401,606	$395,319
Percentage and overage rents (A)	1,016	1,183	3,700	4,397
Recoveries from tenants	44,431	42,475	133,242	131,232
Ancillary and other property income	5,846	5,223	15,330	14,884
Management, development and other fee income	12,961	14,693	40,122	43,194
Other (B)	995	1,191	6,803	6,172

	198,798	195,703	600,803	595,198

Expenses:
Operating and maintenance (C)	33,676	34,521	104,599	99,734
Real estate taxes	29,518	26,023	82,466	76,827
Impairment charges (D)	5,063	500	78,189	12,739
General and administrative (E)	20,180	25,886	62,546	73,469
Depreciation and amortization	54,903	51,379	165,544	164,017

	143,340	138,309	493,344	426,786

Other income (expense):
Interest income	1,614	3,257	4,425	9,420
Interest expense (F)	(53,774)	(52,736)	(166,809)	(161,691)
Gain on debt retirement, net (F)	333	23,881	333	142,360
Loss on equity derivative instruments (G)	(11,278)	(118,174)	(14,618)	(198,199)
Other income (expense) (H)	(3,899)	2,235	(18,398)	(8,897)

	(67,004)	(141,537)	(195,067)	(217,007)

Loss from continuing operations before equity in net loss of joint ventures, tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes, and gain on disposition of real estate, net of tax	(11,546)	(84,143)	(87,608)	(48,595)
Equity in net loss of joint ventures (I)	(4,801)	(183)	(3,777)	(8,984)
Impairment of joint venture investments (D)	—	(61,200)	—	(101,571)
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes	(1,120)	(610)	1,518	(426)

Loss from continuing operations	(17,467)	(146,136)	(89,867)	(159,576)
Income (loss) from discontinued operations (J)	1,562	(1,642)	(73,704)	(165,523)

Loss before gain on disposition of real estate	(15,905)	(147,778)	(163,571)	(325,099)
Gain on disposition of real estate, net of tax	145	7,128	61	8,222

Net loss	(15,760)	(140,650)	(163,510)	(316,877)
Loss attributable to non-controlling interests	1,450	2,804	38,378	39,848

Net loss attributable to DDR	$(14,310)	$(137,846)	$(125,132)	$(277,029)

Net loss applicable to common shareholders	$(24,877)	$(148,413)	$(156,834)	$(308,731)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(24,877)	$(148,413)	$(156,834)	$(308,731)
Depreciation and amortization of real estate investments	53,026	51,635	161,769	170,236
Equity in net loss of joint ventures (I)	4,801	183	3,777	8,557
Joint ventures’ FFO (I)	10,457	13,584	32,319	32,553
Non-controlling interests (OP Units)	8	8	24	167
Gain on disposition of depreciable real estate	(6,339)	(7,130)	(8,394)	(19,405)

FFO applicable to common shareholders	37,076	(90,133)	32,661	(116,623)
Preferred dividends	10,567	10,567	31,702	31,702

FFO	$47,643	$(79,566)	$64,363	$(84,921)

Per share data:
Earnings per common share
Basic	$(0.10)	$(0.90)	$(0.65)	$(2.11)

Diluted	$(0.10)	$(0.90)	$(0.65)	$(2.11)

Basic — average shares outstanding	249,139	165,073	241,679	146,151

Diluted — average shares outstanding	249,139	165,073	241,679	146,151

Dividends Declared	$0.02	$0.02	$0.06	$0.42

Funds From Operations — Basic (K)	$0.15	$(0.54)	$0.13	$(0.80)

Funds From Operations — Diluted (K)	$0.14	$(0.54)	$0.13	$(0.80)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
Selected Balance Sheet Data (L)

	September 30, 2010	December 31, 2009
Assets:
Real estate and rental property:
Land	$1,834,172	$1,971,782
Buildings	5,451,694	5,694,659
Fixtures and tenant improvements	320,067	287,143

	7,605,933	7,953,584
Less: Accumulated depreciation	(1,412,607)	(1,332,534)

	6,193,326	6,621,050
Land held for development and construction in progress	817,742	858,900
Real estate held for sale, net	2,471	10,453

Real estate, net	7,013,539	7,490,403

Investments in and advances to joint ventures (M)	417,750	420,541
Cash	21,335	26,172
Restricted cash	14,383	95,673
Notes receivable, net	119,585	74,997
Receivables, including straight-line rent, net	134,066	146,809
Other assets, net	156,421	172,011

	$7,877,079	$8,426,606

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$483,138	$775,028
Unsecured debt	1,746,387	1,689,841
Mortgage and other secured debt	2,165,777	2,713,794

	4,395,302	5,178,663
Dividends payable	12,044	10,985
Equity derivative liability (G)	70,698	56,080
Other liabilities	229,226	227,915

Total liabilities	4,707,270	5,473,643

Redeemable operating partnership units	627	627

Preferred shares	555,000	555,000
Common shares (K)	25,616	20,174
Paid-in-capital	3,813,293	3,374,528
Accumulated distributions in excess of net income	(1,278,423)	(1,098,661)
Deferred compensation obligation	12,984	17,838
Accumulated other comprehensive income	14,283	9,549
Less: Common shares in treasury at cost	(11,887)	(15,866)
Non-controlling interests	38,316	89,774

Total equity	3,169,182	2,952,336

	$7,877,079	$8,426,606

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(A)	Base and percentage rental revenues for the nine-month period ended September 30, 2010, as compared to the prior-year comparable period, increased $6.2 million primarily due to the acquisition of three shopping centers and the completion of certain developments in 2009 which generated an additional $8.0 million in revenues. Store closings related to major tenant bankruptcies in the first quarter of 2009 contributed an approximate $3.0 million decrease in revenues offset by other increases in operating assets of $1.2 million. Included in rental revenues for the nine-month periods ended September 30, 2010 and 2009, is approximately $1.7 million and $2.5 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Lease termination fees	$0.5	$0.8	$4.1	$3.4
Financing fees	0.3	0.2	0.7	0.9
Other miscellaneous	0.2	0.2	2.0	1.9

	$1.0	$1.2	$6.8	$6.2

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Bad debt expense	$2.9	$4.8	$10.2	$10.8
Ground rent expense (a)	1.2	1.3	3.7	3.5

(a)	Includes non-cash expense of approximately $0.5 million and $0.6 million for the three-month periods ended September 30, 2010 and 2009, respectively, and approximately $1.5 million and $1.4 million for the nine-month periods ended September 30, 2010 and 2009, respectively, related to straight-line ground rent expense.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(D)	The Company recorded impairment charges during the three- and nine-month periods ended September 30, 2010 and 2009, on the following consolidated assets and investments because the book basis of the assets was in excess of the estimated fair market value (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Land held for development (1)	$—	$—	$54.3	$—
Undeveloped land	—	—	4.9	0.4
Assets marketed for sale	5.1	0.5	19.0	12.3

	$5.1	$0.5	$78.2	$12.7

Sold assets included in discontinued operations (2)	2.0	2.2	29.5	71.9
Assets formerly occupied by Mervyns included in discontinued operations (3)	—	—	35.3	61.0

Total discontinued operations	2.0	2.2	64.8	132.9

Joint venture investments	—	61.2	—	101.6

Total impairment charges	$7.1	$63.9	$143.0	$247.2

(1)	Amounts reported in 2010 relate to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

(2)	See summary of discontinued operations activity in note (J).

(3)	The Company’s proportionate share of these impairments was $16.5 million and $29.7 million, after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the nine-month periods ended September 30, 2010 and 2009, respectively. As discussed in note (L), these assets were deconsolidated in the third quarter of 2010 and all operating results have been reclassified as discontinued operations.
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the nine-month periods ended September 30, 2010 and 2009, general and administrative expenses were approximately 5.0% and 5.6% of total revenues, respectively, including joint venture and managed property revenues. During the nine months ended September 30, 2010, the Company incurred a $2.1 million separation charge relating to the departure of an executive officer. Excluding this charge, general and administrative expenses were 4.9% of total revenues for the nine months ended September 30, 2010. During the nine months ended September 30, 2009, the Company recorded a non-cash charge of $15.4 million as a result of the change in control provisions included in the Company’s equity-based award plans in 2009. Excluding this charge, general and administrative expenses were 4.5% of total revenues for the nine-month period ended September 30, 2009.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Non-cash interest expense related to amortization of the debt discount	$1.4	$2.7	$5.2	$9.8
Non-cash adjustment to gain on repurchase	—	2.4	4.8	17.0

(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction completed in 2009, as a result of changes in the Company’s stock price. The liability will be reclassified into equity upon ultimate exercise or expiration of the warrants.

(H)	Other (expenses) income were comprised of the following (in millions):

	Three-Month Period Ended		Nine-Month Period
	September 30,		Ended September 30,
	2010	2009	2010	2009
Litigation-related expenses (1)	$(3.5)	$(0.6)	$(13.5)	$(4.3)
Debt extinguishment costs	0.3	(0.3)	(3.3)	(0.3)
Note receivable reserve	—	—	0.1	(5.4)
Gain from change in control	—	0.4	—	0.4
Sale of MDT units	—	3.5	—	2.7
Abandoned projects and other expenses	(0.7)	(0.8)	(1.7)	(2.0)

	$(3.9)	$2.2	$(18.4)	$(8.9)

(1)	The nine-month period ended September 30, 2010 includes a $5.1 million reserve recorded in connection with a legal matter at a property in Long Beach, California. This reserve was offset by a tax benefit of approximately $2.4 million, classified in the tax expense (benefit) line item in the statement of operations, because the asset is owned through the Company’s taxable REIT subsidiary. Total litigation-related expenditures, net of the tax benefit, were $3.5 million and $11.1 million for the three- and nine-month periods ended September 30, 2010, respectively.
(I)	At September 30, 2010 and 2009, the Company owned joint venture interests, excluding consolidated joint ventures, in 245 and 318 shopping center properties, respectively. See pages 14-16 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues from operations	$2,084	$8,762	$9,913	$37,830

Operating expenses	1,571	5,326	7,754	19,275
Impairment charges	2,000	2,153	64,833	132,924
Interest, net	2,473	4,588	9,588	17,822
Depreciation and amortization	588	2,785	4,061	13,367

Total expenses	6,632	14,852	86,236	183,388

Loss before disposition of real estate	(4,548)	(6,090)	(76,323)	(145,558)
Gain on deconsolidation of interests	5,221	—	5,221	—
Gain (loss) on disposition of real estate, net	889	4,448	(2,602)	(19,965)

Net income (loss)	$1,562	$(1,642)	$(73,704)	$(165,523)

Discontinued operations for all periods presented include the activity associated with the 50% owned joint venture, DDR MDT MV LLC (“MV LLC”), which was deconsolidated during the three-month period ended September 30, 2010. See further discussion in note (L).

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(K)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At September 30,
	2010	2009
Common shares outstanding	256.2	196.6
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Weighted average common shares outstanding	251.2	165.1	243.3	146.1

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units — Basic	251.6	165.5	243.7	146.5

FFO Weighted average common shares and OP Units — Diluted for FFO Loss	N/A	165.5	N/A	146.5

Assumed conversion of dilutive securities	6.3	4.0	6.5	2.1

FFO Weighted average common shares and OP Units — Diluted for FFO Income	257.9	N/A	250.2	N/A

Operating FFO Weighted average common shares and OP Units —Diluted	257.9	169.5	250.2	148.6

(L)	The December 31, 2009 balance sheet reflects the consolidation of a 50% owned joint venture, MV LLC, which as of that date owned 31 sites formerly occupied by Mervyns.

December 31, 2009
Real estate, net	$218.7
Restricted cash	$50.5
Mortgage debt	$225.4
Non-controlling interests	$22.4
In August 2010, the 25 assets owned by MV LLC were placed in the control of a court appointed receiver and as a result, the entity that holds the assets and nonrecourse mortgage loan was deconsolidated for accounting purposes pursuant to the provisions of Accounting Standards Codification No. 810, “Consolidation” (“ASC 810”). Upon deconsolidation, the Company recorded a gain of approximately $5.6 million because the carrying value of the nonrecourse debt exceeded the carrying value of the collateralized assets. Following the deconsolidation, the Company will no longer have any economic rights or obligations in MV LLC. The revenues and expenses associated with MV LLC for the current and prior periods, including the $5.6 million gain, are classified within discontinued operations in the statements of operations.

(M)	Included in the Company’s balance sheet as of December 31, 2009, was $28.5 million of assets owned by a consolidated joint venture that was deconsolidated in accordance with the adoption of ASC 810 as of January 1, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues from operations (A)	$169,730	$206,423	$507,766	$617,278

Operating expenses	60,838	81,076	196,846	237,446
Impairment charges (B)	8,815	—	19,737	—
Depreciation and amortization of real estate investments	47,684	57,267	143,227	172,153
Interest expense	54,025	78,686	174,186	219,696

	171,362	217,029	533,996	629,295

Loss from operations before tax expense and discontinued operations	(1,632)	(10,606)	(26,230)	(12,017)
Income tax expense	(4,114)	(2,513)	(13,947)	(7,065)
Loss from discontinued operations, net of tax	(2,192)	(1,682)	(4,110)	(35,263)
Loss on disposition of discontinued operations, net of tax (C)	(13,340)	(13,767)	(25,303)	(19,852)
(Loss) gain on disposition of assets (D)	—	(74)	17	(26,815)
Other, net (E)	—	(3,602)	—	5,833

Net loss	$(21,278)	$(32,244)	$(69,573)	$(95,179)

Net loss at DDR ownership interests (F)	$(4,193)	$(1,302)	$(4,362)	$(12,375)

FFO at DDR’s ownership interest (G)	$10,457	$13,584	$32,319	$32,553

Combined condensed balance sheets

	September 30, 2010	December 31, 2009
Land	$1,605,772	$1,782,431
Buildings	4,858,997	5,207,234
Fixtures and tenant improvements	150,455	146,716

	6,615,224	7,136,381
Less: Accumulated depreciation	(707,053)	(636,897)

	5,908,171	6,499,484
Land held for development and construction in progress (H)	173,293	130,410

Real estate, net	6,081,464	6,629,894
Receivables, including straight-line rent, net	126,394	113,630
Leasehold interests	10,586	11,455
Other assets, net	305,909	342,192

	$6,524,353	$7,097,171

Mortgage debt (I)	$3,997,117	$4,547,711
Notes and accrued interest payable to DDR	85,780	73,477
Other liabilities	211,362	194,065

	4,294,259	4,815,253
Accumulated equity	2,230,094	2,281,918

	$6,524,353	$7,097,171

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)

(A)	Revenues for the three- and nine-month periods include the following (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Straight-line rents	$0.9	$1.4	$3.0	$3.0
DDR’s proportionate share	0.1	0.2	0.4	0.3
(B)	For the three and nine months ended September 30, 2010, impairment charges were recorded on three and four assets, respectively, of which the Company’s proportionate share of the loss was approximately $0.3 million and $0.7 million, respectively.

(C)	Loss on disposition of discontinued operations includes the sale of properties by four separate unconsolidated joint ventures in the first nine months of 2010. In 2009, $170.9 million of impairment charges were recorded by these joint ventures in anticipation of the sales transactions. The Company’s proportionate share of the loss for the assets sold during the three- and nine-month periods ended September 30, 2010 was approximately $2.8 and $4.1 million, respectively.

Loss on disposition of discontinued operations included the sale of 12 properties by three separate unconsolidated joint ventures for the nine months ended September 30, 2009, resulting in a loss of $19.9 million of which the Company’s proportionate share was $1.4 million.

(D)	In the first quarter of 2009, an unconsolidated joint venture disposed of a property resulting in a loss of $26.7 million, of which the Company’s proportionate share was $5.8 million.

(E)	Activity relates to the Company’s investment in the MDT units primarily liquidated in the third quarter of 2009.

(F)	Adjustments to the Company’s share of joint venture equity in net loss is related primarily to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
(Loss) income, net	$(0.6)	$1.2	$0.6	$3.4
(G)	FFO from unconsolidated joint ventures are summarized as follows:

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net loss	$(21,278)	$(32,244)	$(69,573)	$(95,179)
Loss on sale of real estate	—	—	(47)	—
Depreciation and amortization of real estate investments	47,814	62,434	149,815	189,472

FFO	$26,536	$30,190	$80,195	$94,293

DDR’s share of FFO	$10,457	$13,584	$32,319	$32,553

DDR joint venture distributions received, net	$7,279	$7,757	$29,299	$23,493

(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $69.9 million and $37.6 million at September 30, 2010 and December 31, 2009, respectively.

The combined condensed balance sheet at September 30, 2010 included a joint venture under development that was deconsolidated by the Company as of January 1, 2010 due to the adoption of ASC 810 (Footnote M on page 13 of this release).

(I)	The Company’s proportionate share of joint venture debt aggregated approximately $841.6 million and $917.0 million at September 30, 2010 and December 31, 2009, respectively.